Exhibit 10.65

FIRST AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT PURSUANT TO THE

WOLVERINE TUBE, INC.

2007 NON-QUALIFIED STOCK OPTION PLAN

THIS FIRST AMENDMENT, dated as of October 18, 2007, between Wolverine Tube, Inc. (the “Company”) and The Alpine Group, Inc. (the “Participant”).

WHEREAS, pursuant to the terms and conditions set forth in the Wolverine Tube, Inc. 2007 Non-Qualified Stock Option Plan, the Board of Directors of the Company authorized the grant of a non-qualified stock option to the Participant in its capacity as a consultant to the Company (the “Option”); and

WHEREAS, to evidence the grant of the Option, the Company and the Participant entered into that certain Non-Qualified Stock Option Agreement dated as of March 29, 2007 (the “Agreement”); and

WHEREAS, both the Company and the Participant recognize that Section 2(b) of the Agreement relating to the Additional Options (as defined in the Agreement) may not accurately reflect the intent of the parties; and

WHEREAS, both the Company and the Participant desire to amend Section 2(b) of the Agreement such that their intent relating to the Additional Options is accurately reflected by the terms of Section 2(b) of the Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Participant hereby agree to amend Section 2(b) of the Agreement as follows:

1. Section 2(b) of the Agreement shall be deleted and replaced with the following:

“(b) Notwithstanding the foregoing, in recognition of the additional efforts expended and anticipated to be expended by the Participant pursuant to the Management Agreement dated February 16, 2007 by and between the Participant and the Company (the “Management Agreement”), if on the date that is six months following the effective date of the Management Agreement, the Company has not yet named a chief executive officer, the Participant shall automatically receive: (i) on the six month anniversary of the effective date of the Management Agreement, an option to purchase an additional amount of shares of Common Stock equal to 0.5% of the outstanding shares of Common Stock of the Company on a fully diluted basis as calculated in accordance with the methodology set forth in Section 4.1 of the Plan, and (ii) on the 18 month anniversary of the effective date of the Management Agreement, an additional option to purchase an additional amount of shares of Common Stock equal to 0.5% of the outstanding shares of Common Stock of the Company on a fully diluted basis as calculated in accordance with the methodology set forth in Section 4.1 of the Plan. The additional options to purchase additional shares of Common Stock that the Participant is entitled to receive under this Section 2(b) shall be referred to as the “Additional Options.” The exercise price for the Additional Options shall be equal to the Option Prices set forth in Section 2(a) above and shall be allocated on a pro-rata basis among the Additional Options in accordance with the percentages set forth in Section 2(a) above. Each Additional Option shall be granted pursuant to a separate award agreement, in a form substantially similar to this Agreement. Such agreement shall be executed and delivered as soon as practicable following the dates upon which such Additional Options are granted hereunder. The award of the Additional Options shall be provided to the Participant out of shares reserved for issuance under the Plan.”

2. All other provisions of the Agreement shall remain in full force and effect.

3. This Amendment may be executed with counterpart signature pages or in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this First Amendment on the date and year first written above.

WOLVERINE TUBE, INC.

By:	/s/ James E. Deason
Title:	Senior Vice President, Chief Financial Officer

THE ALPINE GROUP, INC.

By:	/s/ K. Mitchell Posner
Title:	Executive Vice President